                                                                    EXHIBIT 99.6


--------------------------------------------------------------------------------

                        NATIONSBANC MONTGOMERY SECURITIES

--------------------------------------------------------------------------------





                          IRVINE APARTMENT COMMUNITIES

                              VALUATION DISCUSSION



                                DECEMBER 30, 1998

                      NATIONSBANC MONTGOMERY SECURITIES LLC

                      TABLE OF CONTENTS


                      I.     Valuation Summary

                      II.    Public Markets Valuation

                      III.   Private Markets Valuation

VALUATION SUMMARY

                                                                               4
VALUATION SUMMARY


AFTER CAREFUL CONSIDERATION OF THE PUBLIC AND PRIVATE MARKET VALUATION FOR IRVINE APARTMENT COMMUNITIES ("IAC"), THE IRVINE COMPANY ARRIVED AT THE OFFER PRICE OF $32.50. SOME OF THE KEY ELEMENTS OF THIS VALUATION ARE AS FOLLOWS:


    SUMMARY OF THE PUBLIC MARKETS ANALYSIS (PRIOR TO PREEMPTIVE OFFER)

- Strong and consistent support at approximately $27 per share for IAC was evident in the market for the 90 days prior to the offer.

- This market value anticipated the 1999 earnings estimates, apartments under construction, future development, and the Land Rights Agreement, all of which were known in the market and well addressed by IAC and the Research Analyst community.

- This value included the high quality nature of the existing portfolio; in fact, IAC traded with the highest FFO multiple in the apartment sector.

- The Research Analyst community views the net asset value of IAC on average at $26.57 per share.

    SUMMARY OF THE PRIVATE MARKETS ANALYSIS

- The Irvine Company reviewed the private markets value from both a going concern valuation and a liquidation value.

                                                                               5
VALUATION SUMMARY

- The going concern value assumes that IAC continues to operate generally as before with a corporate staff and overhead and looks at value of the existing, under construction and pipeline of properties on a cap rate and discounted cash flow basis. Conclusions $19.30 to $24.12 per share.

- The plan of liquidation value assumes that IAC is liquidated in an orderly fashion over a reasonable period of time. No corporate overhead is projected, however, buyers of the assets would recognize a Proposition 13 tax reassessment. Conclusions from this analysis show values of $21.70 to $24.34 per share (excluding any income tax liabilities due upon sale).

- Both of these private market analyses are consistent with the net valuations calculated by independent Research Analysts.

    THE PREEMPTIVE PROPOSAL

- The offer made by The Irvine Company was well in excess of the public and private market valuations for IAC.

    * The offer of $32.50 per share includes a 19% premium to the stock price, well in excess of comparable company acquisitions.

    * The approximate $5.50 per share premium covers all intangible areas of value, such as control, franchise, and market perception.

                                                                               6
               VALUATION SUMMARY


           [GRAPH - INFORMATION IS SET FORTH BELOW IN TABULAR FORMAT]

               PUBLIC MARKET METHODOLOGIES

Research Analyst 12-18 Mo. Price Targets(1)(2)           25.95      33.50
Public Comparables(1)                                    23.68      25.43
M&A Comparables(1)                                       20.00      30.50
Stock Trading History(1)(3)                              27.00      32.44


               PRIVATE REAL ESTATE METHODOLOGIES

Research Analyst NAV Estimates                           24.00      28.71
Going Concern NAV Cap Rate Analysis                      21.54      24.12
Going Concern Present Value Analysis                     19.30      21.68
Replacement Cost Analysis                                23.00      24.00

               LIQUIDATION METHODOLOGIES

Liquidation Value                                        21.70      24.34

(1)     Analysis as of November 23, 1998.

(2)     Target share price for 12 to 18 month period.

(3)     Based on last twelve months

               PUBLIC MARKETS VALUATION

                                                                               8
               PUBLIC MARKETS VALUATION

               IAC STOCK PRICE - AS OF NOVEMBER 23, 1998


Current stock price                                    $   27.13

Average stock price over the last:
  30 days                                              $    26.81
  60 days                                              $    26.21
  90 days                                              $    25.95

52-week high                                           $    32.44

All-time high                                          $    33.50

Offering prices for:
  IPO:
  11.8 million shares                    12/1/93       $    17.50

  Follow-ons:
  4.5 million shares                      8/3/95       $    17.25

  1.15 million shares                    2/14/97       $    27.50


               PUBLIC MARKETS VALUATION

               SHARES TRADED AT VARIOUS PRICES LTM


           [GRAPH - INFORMATION IS SET FORTH BELOW IN TABULAR FORMAT]

                   Volume Traded at Various Prices                                       Cumulative Volume Traded
----------------------------------------------------------------------     ------------------------------------------------------
Price Range                    Shares Traded                %              Price               Shares Traded            %
--------------------------   -------------------     -----------------     ----------------    ---------------   ----------------
$23.00-$25.00                     786,000                  5.9%            <$25.00                    786,000           5.9%
$25.00-$27.00                   3,611,000                 27.3%            <$27.00                  4,397,000          33.2%
$27.00-$29.00                   1,828,500                 13.8%            <$29.00                  6,225,500          47.0%
$29.00-$31.00                   4,075,800                 30.8%            <$31.00                 10,301,300          77.8%
$31.00-$33.00                   2,944,100                 22.2%            <$33.00                 13,245,400         100.0%
                             -------------------     -----------------

TOTAL VOLUME TRADED            13,245,400                100.0%


-------------------------------------------------------------------
Source: Stock price and volume traded from FactSet Research Systems

               PUBLIC MARKETS VALUATION

               HISTORICAL PRICE/FFO ANALYSIS


           [GRAPH - INFORMATION IS SET FORTH BELOW IN TABULAR FORMAT]

                         RANGE OF FFO TRADING     OFFER FFO     RANGE OF TRADING PRICE    OFFER PRICE
      DATE RANGE               MULTIPLE            MULTIPLE
------------------------ ---------------------- --------------- ------------------------ --------------
   01/02/96-01/31/96          10.3x-11.0x           12.7x           18.7500-20.000           32.5
   02/01/96-02/29/96          10.9x-11.2x           12.7xs          19.8750-21.000           32.5
   03/01/96-03/29/96          10.5x-11.3x           12.7x           19.1250-20.5000          32.5
   04/01/96-04/30/96          10.1x-10.6x           12.7x           19.0000-20.1250          32.5
   05/01/96-05/31/96          10.4x-10.7x           12.7x           19.7500-20.2500          32.5
   06/03/96-06/28/96          10.6x-10.9x           12.7x           20.1250-20.6250          32.5
   07/01/96-07/31/96          10.3x-10.7x           12.7x           20.2500-21.000           32.5
   08/01/96-08/30/96          10.8x-11.6x           12.7x           21.1250-22.7500          32.5
   09/03/96-09/30/96          11.2x-11.9x           12.7x           22.0000-23.3750          32.5
   10/01/96-10/31/96          11.1x-11.6x           12.7x           22.1250-23.2500          32.5
   11/01/96-11/29/96          11.5x-12.5x           12.7x           23.0000-25.0000          32.5
   12/02/96-12/31/96          12.0x-12.5x           12.7x           24.0000-25.0000          32.5
   01/02/97-01/31/97          12.1x-13.5x           12.7x           25.2500-27.5000          32.5
   02/03/97-02/28/97          13.0x-13.5x           12.7x           26.7500-27.7500          32.5
   03/03/97-03/31/97          13.3x-14.3x           12.7x           27.2500-28.6250          32.5
   04/01/97-04/30/97          12.6x-13.6x           12.7x           26.5000-28.6250          32.5
   05/1/97-05/30/97           12.1x-13.4x           12.7x           25.6250-28.3750          32.5
   06/02/97-06/30/97          13.2x-14.2x           12.7x           28.0000-30.0000          32.5
   07/01/97-07/31/97          13.2x-13.7x           12.7x           29.0625-30.1875          32.5
   08/01/97-08/29/97          12.8x-13.6x           12.7x           28.2500-29.8750          32.5
   09/02/97-09/30/97          13.0x-15.2x           12.7x           28.4375-33.3750          32.5
   10/01/97-10/31/97          12.7x-14.8x           12.7x           29.7500-33.5000          32.5
   11/03/97-11/28/97          13.6x-14.0x           12.7x           30.7500-31.6875          32.5


                         RANGE OF FFO TRADING     OFFER FFO     RANGE OF TRADING PRICE    OFFER PRICE
      DATE RANGE               MULTIPLE            MULTIPLE
------------------------ ---------------------- --------------- ------------------------ --------------
   12/01/97-12/31/97          13.6x-14.1x           12.7x           30.8750-32.0000          32.5
   01/02/98-01/30/98          13.2x-13.5x           12.7x           31.5625-32.1875          32.5
   02/02/98-02/27/98          12.7x-13.4x           12.7x           30.3125-32.0000          32.5
   03/02/98-03/31/98          12.7x-13.2x           12.7x           30.4375-31.1250          32.5
   04/01/98-04/30/98          12.3x-12.9x           12.7x           30.5000-31.8750          32.5
   05/01/98-05/29/98          11.9x-12.3x           12.7x           29.5000-30.4375          32.5
   06/01/98-06/30/98          11.5x-12.1x           12.7x           28.3125-29.9375          32.5
   07/01/98-07/31/98          11.2x-11.8x           12.7x           28.2500-29.7500          32.5
   08/03/98-08/31/98          10.1x-11.2x           12.7x           25.5000-28.1875          32.5
   09/01/98-09/30/98          9.3x-10.7x            12.7x           23.5000-27.0000          32.5
   10/01/98-10/30/98          9.1x-10.4x            12.7x           23.3750-26.4375          32.5
   11/02/98-11/20/98          10.2x-10/8x           12.7x           26.1875-27.7500          32.5
------------------------ ---------------------- --------------- ------------------------ --------------



                                                        MEAN                           MEDIAN
                                                        ----                           ------
Forward FFO Multiple since 1/1/96                        12.1x                            12.2x
1999E FFO per Share                                      $2.56                            $2.56
                                                ----------------------        -------------------------
IMPLIED PRICE PER SHARE                                 $30.97                           $31.20


Methodology: FFO/share estimate equals four quarters after current quarter share price. Valuation price range is calculated by multiplying 1999E FFO per share by range of historical forward multiples.

               PUBLIC MARKETS VALUATION

               TRADING COMPARABLES


                                                                         12-Month Range
                                                  Stock Price       ------------------------       % Above       % Below
             Company                 Ticker         11/23/98          Low              High           Low          High
----------------------------         ------       -----------       -------          -------        -------       --------
Avalon Bay Communities, Inc.          AVB         $   33.38        $   30.50       $   40.50          9.4%        (21.3%)
Apartment Investment and Mgmt         AIV             34.94            30.00           41.00         16.5%        (17.4%)
BRE Properties                        BRE             23.88            21.50           30.00         11.0%        (25.7%)
Equity Residential Ppts Trust         EQR             42.75            34.69           52.56         23.2%        (23.0%)
Post Properties, Inc.                 PPS             38.69            35.81           42.00          8.0%         (8.6%)
Archstone Communities                 ASN             20.50            17.88           25.13         14.7%        (22.6%)
Charles E. Smith Residential          SRW             29.13            28.31           35.75          2.9%        (22.7%)
United Dominion Realty Trust          UDR             10.56            10.44           14.94          1.2%        (41.4%)

               MEAN                                                                                  10.9%        (22.8%)
              MEDIAN                                                                                 10.2%        (22.7%)

IAC - Current                         IAC         $   27.13        $   23.00       $   32.44         17.9%        (19.6%)
IAC - Offer                           IAC         $   32.50                                          41.3%



                                                                        Est. CY FFO/Share
                                    Indicated     Current    -----------------------------------------      Implied FFO  1998 Payout
             Company               Annual Div.     Yield       1997A           1998E           1999E       Est. CAGR(2)   Ratio
----------------------------       -----------     -----    ---------       ---------        --------      ------------   ----------
Avalon Bay Communities, Inc.      $    2.04         6.1%    $    2.45       $    2.88        $   3.29         15.9%         70.8%
Apartment Investment and Mgmt          2.25         6.4%         2.78            3.42            3.95         19.2%         65.8%
BRE Properties                         1.44         6.0%         1.84            2.11            2.34         12.8%         68.2%
Equity Residential Ppts Trust          2.68         6.3%         3.69            4.05            4.44          9.7%         66.2%
Post Properties, Inc.                  2.60         6.7%         3.03            3.37            3.66          9.9%         77.2%
Archstone Communities                  1.42         6.9%         1.61            1.80            2.03         12.3%         78.9%
Charles E. Smith Residential           2.14         7.3%         2.65            2.91            3.16          9.2%         73.5%
United Dominion Realty Trust           1.05         9.9%         1.36            1.38            1.46          3.6%         76.1%

               MEAN                                 7.0%                                                      11.6%         72.1%
              MEDIAN                                6.6%                                                      11.1%         72.2%

IAC - Current                     $    1.54         5.7%    $    2.01       $    2.25        $   2.56         12.9%         68.4%
IAC - Offer                                         4.7%


                                                                Price/FFO
                                                    --------------------------------        Shares       Market Cap.      Net LTD
             Company                 Ticker         1997A         1998E        1999E       O/S(mm)(3)       ($ mm)         ($ mm)
-----------------------------        ------         -----         -----        -----       ----------        ------        ------

Avalon Bay Communities, Inc.           AVB           13.6x        11.6x        10.1x           69.1       $  2,305.2     $  1,524.5
Apartment Investment and Mgmt          AIV           12.6         10.2          8.8            52.4          1,829.6        1,623.0
BRE Properties                         BRE           13.0         11.3         10.2            50.0          1,193.2          699.6
Equity Residential Ppts Trust          EQR           11.6         10.6          9.6           133.5          5,708.2        4,830.2
Post Properties, Inc.                  PPS           12.8         11.5         10.6            44.4          1,717.9          773.1
Archstone Communities                  ASN           12.7         11.4         10.1           104.6          2,144.7        2,328.9
Charles E. Smith Residential           SRW           11.0         10.0          9.2            34.0            989.3          890.7
United Dominion Realty Trust           UDR            7.8          7.7          7.2           103.8          1,096.8        1,775.4

               MEAN                                  11.9x        10.5x         9.5x
              MEDIAN                                 12.7x        10.9x         9.9x

IAC - Current                          IAC           13.5x        12.1x        10.6x           45.2       $  1,224.9     $    987.0
IAC - Offer                                          16.2x        14.4x        12.7x                      $  1,467.6     $    987.0





                                         Firm           Debt/      Moody         S&P         Total     Implied Value
             Company                    Value        Firm Value    Rating       Rating       Units        Per Unit
-----------------------------           -----       ------------   ------       ------       -----     -------------

Avalon Bay Communities, Inc.        $   3,829.7         39.8%       Baa2         BBB        42,564       $ 89,975
Apartment Investment and Mgmt           3,452.6         47.0%       NR           NR         58,495         59,023
BRE Properties                          1,892.9         37.0%       Baa2         BBB        23,301         81,236
Equity Residential Ppts Trust          10,538.3         45.8%       A3           BBB+      192,558         54,728
Post Properties, Inc.                   2,491.0         31.0%       Baa1         BBB+       32,514         76,614
Archstone Communities                   4,473.6         52.1%       NR           NR         93,170         48,015
Charles E. Smith Residential            1,880.0         47.4%       NR           NR         23,400         80,342
United Dominion Realty Trust            2,872.2         61.8%       Baa1         BBB+       73,000         39,345

               MEAN                                     45.2%                                              66,160
              MEDIAN                                    46.4%                                              67,819

IAC - Current                       $   2,211.9         44.6%       Baa2         BBB-       18,758        117,915
IAC - Offer                         $   2,454.6                                                           130,855


IMPLIED VALUATION BASED ON COMPARABLE TRADING MULTIPLES:


                                                      Price/FFO
                                               -----------------------------
                                               1997A       1998E       1999E
                                               -----       -----       -----
     Mean Multiples                            $23.87     $23.68      $24.30
     Median Multiples                          $25.43     $24.60      $25.25

(1) FFO Estimates derived from First Call and NationsBanc Montgomery Securities research.

(2)   Est. CAGR derived from percentage change between 1997 and 1999 estimates.

(3)   Includes OP Units.

               PUBLIC MARKETS VALUATION

               SELECTED COMPARABLE M&A TRANSACTIONS


   Date
Announced      Target Name                                  Acquiror Name
---------      -----------                                  -------------

11/17/98       Meridian Industrial Trust                    ProLogis Trust

09/10/98       American Apartment Communities               United Dominion Trust

07/08/98       Merry Land & Investment Co Inc               Equity Residential Pptys Trust

04/02/98       Security Capital Atlantic Inc                Security Capital Pacific Trust

03/08/98       Avalon Properties Inc                        Bay Apartment Communities

12/22/97       ASR Investments Corp                         United Dominion Realty Trust Inc

12/17/97       Oasis Residential Inc                        Camden Property Trust

12/16/97       Ambassador Apartments Inc                    Apartment Investment & Mgmt Co

08/28/97       Evans Withycombe Residential                 Equity Residential Pptys Trust

08/25/97       Arbor Property Trust                         Vornado Realty Trust

08/04/97       Columbus Realty Trust                        Post Properties Inc

02/20/97       NHP Inc                                      Apartment Investment & Mgmt Co

01/17/97       Wellsford Residential Property Trust         Equity Residential Pptys Trust

                                                            Average
                                                            Median

                                                            Private Eye Data

                                                            Implied Valuation - Average
                                                            Implied Valuation - Median



                   Aggregate       Premium Paid to    Premium Paid to
   Date            Value            Share Price          Share Price      Agg Value/     Equity Value/
Announced          ($mil)          1 Day Before        30 Days Before    LTM EBITDA         LTM FFO
---------          ------          ------------        --------------    ----------         -------

11/17/98          $   1,472.6              12.7%              9.0%         13.1x            14.5x

09/10/98                787.0                NA                NA           NA               NA

07/08/98              2,228.7              12.0%             14.5%         15.1x            14.9x

04/02/98              1,627.0              14.9%             14.2%         15.2x            13.3x

03/08/98              1,967.7              (1.3%)            (4.4%)        17.9x            19.7x

12/22/97                281.6               3.2%              2.0%         15.7x            13.9x

12/17/97                947.9               9.4%             10.1%         12.9x            10.9x

12/16/97                629.8               4.0%              4.3%         13.0x            10.6x

08/28/97                957.4              14.2%             18.9%         13.6x            12.4x

08/25/97                234.2               3.2%              4.8%         11.3x            13.6x

08/04/97                590.9               4.2%              4.5%         17.5x            15.0x

02/20/97                284.0                NM               NM            8.1x             NM

01/17/97                996.0               7.9%             10.1%         13.7x            14.0x

                                            7.7%              8.0%         13.9x            13.9x
                                            7.9%              9.0%         13.6x            13.9x

                                      $    27.13         $   27.13         $ 138.4          $ 98.7

                                      $    29.20         $   29.29         $ 20.79          $30.37
                                      $    29.27         $   29.57         $ 19.96          $30.35

(*) Source:  Public Filings, SDC, and Factset.

               PUBLIC MARKETS VALUATION

               RESEARCH ANALYSTS' VIEWS


 REPORT DATE      FIRM                      ANALYST                  RATING            TARGET PRICE
 -------          -------------             -------------            ---------         -------------
 -------------------------------------------------------------------------------------------------------
 11/4/98          Merrill Lynch             Eric I. Hemel            Long Term         Not in report
                                                                     Accumulate
 -------------------------------------------------------------------------------------------------------
 11/3/98          NationsBanc Montgomery    Christopher Hartung      Buy                  $32.00
                  Securities
 -------------------------------------------------------------------------------------------------------
 11/3/98          Jefferies & Co., Inc.     James Wilson             Buy                  $32.00

 -------------------------------------------------------------------------------------------------------
 10/7/98          Morgan Stanley            Steve G. Bloom           Outperform           $34.00
                  Dean Witter
 -------------------------------------------------------------------------------------------------------
 10/5/98          Sutro & Co.               Craig M. Silvers         Accumulate/          $30.00
                                                                     Buy
 -------------------------------------------------------------------------------------------------------
 9/1/98           JP Morgan                 Lee Schalop              Buy               Not in report




 -------------------------------------------------------------------------------------------------------
 8/28/98          Painewebber               Susan Kaupie             Neutral           Not in report
                                            Jonathan Litt
 -------------------------------------------------------------------------------------------------------
 8/19/98          CIBC Oppenheimer          Roxana Zirakzadeh        Buy               Not in report


 -------------------------------------------------------------------------------------------------------
 2/1/98           EVEREN Securities         Burland B. East
 -------------------------------------------------------------------------------------------------------
 1/1/98           Goldman Sachs             David A. Feit            No report
                                            David Kostin             since 1/98
 -------------------------------------------------------------------------------------------------------
 10/24/97         Salomon Smith Barney      Micheal Sgro             Outperform           $33.00
                                            David M. Sherman         (2nd highest
                                                                     rating)
 -------------------------------------------------------------------------------------------------------
 10/28/97         Donaldson, Lufkin         Lawrence D. Raiman       Market            Not in report
                  & Jenrette                                         Perform
 -------------------------------------------------------------------------------------------------------
                  Prudential Securities     Louis W. Taylor

                                            ------------------------------------------------------------
                                            Average (1)                                    $32.00
                                            ------------------------------------------------------------

 REPORT DATE      TARGET DATE            NAV ESTIMATE       NAV METHODOLOGY
 -------          ----------------       ------------       --------------------------------------
 -------------------------------------------------------------------------------------------------------
 11/4/98                                    $27.18          NAV estimate is from July 24, 1997: no
                                                            NAV was stated in the most recent report
 -------------------------------------------------------------------------------------------------------
 11/3/98          12 month                  $24.50          Cap rate of 8.0% with estimated 99 NOI of
                                                            148mm based upon a 3% growth rate
 -------------------------------------------------------------------------------------------------------
 11/3/98          was $35-36 in             $24.00          No basis for analysis was given
                  June 1998
 -------------------------------------------------------------------------------------------------------
 10/7/98                                Not in Report

 -------------------------------------------------------------------------------------------------------
 10/5/98          12 month              Not in report

 -------------------------------------------------------------------------------------------------------
 9/1/98                                     $28.71          Q2 98 annualized property cash flow;
                                                            capped at 8.0% (states in report that a 7.5%
                                                            cap equates to a $32 NAV; development is
                                                            based on 10.5% return on cost and an 8.0%
                                                            cap rate
 -------------------------------------------------------------------------------------------------------
 8/28/98                                Not in Report

 -------------------------------------------------------------------------------------------------------
 8/19/98                                    $28.46          Cap rate used: 8.0% on Q2 98 annualized
                                                            NOI; NAV increased by $100MM for "under
                                                            market debt."
 -------------------------------------------------------------------------------------------------------
 2/1/98

 -------------------------------------------------------------------------------------------------------
 1/1/98

 -------------------------------------------------------------------------------------------------------
 10/24/97         12 month              Not in report
                  (estimate over 1
                  year old)
 -------------------------------------------------------------------------------------------------------
 10/28/97

 -------------------------------------------------------------------------------------------------------

                 ----------------------------------
                                             $26.57
                 ----------------------------------


Source: Research Bank (Investtext), and Bloomberg.
(1) Excludes reports over six months old.

               PRIVATE MARKETS VALUATION

PRIVATE MARKETS VALUATION

SUMMARY DISCUSSIONS


NMS APPROACHED THE PRIVATE MARKETS VALUATION USING TWO METHODS:

GOING CONCERN VALUATION

- Valued IAC as a going concern using two methodologies: (1) capitalization rate, and (2) present value of future cash flows.

- NMS applied a 10% discount to the Total Enterprise Value to account in part for:

      * The lack of property control in that the purchaser would only obtain a 45% minority interest in the properties,

      * The lack of corporate control over IAC due to provisions of the IPO agreement (e.g., supermajority voting requirements, current and continuing TIC representation on IAC board, etc.), and

      *     The illiquidity due to the large size of the transaction.


LIQUIDATION VALUATION

- Valued IAC in an orderly plan of liquidation using the same cap rates as above.

- NMS assumed that the buyer would need to account for a Proposition 13 Real Estate Tax Reassessment, which would impact price.

-     NMS applied a 10% discount to the Total Enterprise Value in part for:

      *     Brokerage and legal fees associated with the selling of the assets,

      *     The time value of money, and

      *     The cost of overhead and operations during the liquidation.

PRIVATE MARKETS VALUATION

GOING CONCERN CAPITALIZATION RATE ANALYSIS
($ IN THOUSANDS)


                                                                                    VALUATION RANGE
                                                                            -----------------------------------
                                                                                LOW                    HIGH
                                                                            -----------             -----------
Stabilized Portfolio Valuation: 56 assets, 16,317 units
     (Methodology: Cap Rate)(1)                                             $ 2,026,086             $ 2,158,598

Unallocated Corporate G&A (TIC Estimate)                                       (118,613)               (121,578)
                                                                            -----------             -----------

Stabilized Portfolio Valuation after Allocation of Corporate G&A            $ 1,907,473             $ 2,037,020

Lease Up Portfolio: 3 assets, 927 units
     (Methodology: Cost plus 10% Developers Profit)                              75,359                  75,359

Under Construction: 5 assets, 2,030 units (Methodology: Cost)                   114,180                 114,180

Land Rights Agreement (Methodology: Present Value)                               10,651                  10,651

Value of Tax - Exempt Debt(2)                                                    58,000                  58,000
                                                                            -----------             -----------

TOTAL ENTERPRISE VALUE PRE BULK DISCOUNT                                    $ 2,165,663             $ 2,295,210

Bulk Discount @ 10% of Enterprise Value(3)                                     (216,566)               (229,521)
                                                                            -----------             -----------

TOTAL ENTERPRISE VALUE                                                      $ 1,949,097             $ 2,065,689

Total Debt
   Existing Net Debt Outstanding(4)                                            (776,527)               (776,527)
   Preferred Securities Outstanding                                            (200,000)               (200,000)
                                                                            -----------             -----------

TOTAL EQUITY VALUE                                                          $   972,570             $ 1,089,162

Total Shares Outstanding                                                         45,157                  45,157

---------------------------------------------------------------------------------------------------------------
NET ASSET VALUE PER SHARE(5)                                                $     21.54             $     24.12
---------------------------------------------------------------------------------------------------------------

(1) For purposes of this analysis, stabilized portfolio value based on cap rate analysis.

(2) Present value of interest expense savings (discounted at 7.15%) assuming 7.15% normalized interest rate.

(3) Discount due to lack of control, illiquidity and the size of the investment.

(4) Net Debt as of November 30, 1998 adjusted for Other Assets and Other Liabilities.

(5) This analysis does not include prepayment penalties and premiums required to retire existing debt and preferred stock.

  PRIVATE MARKETS VALUATION

GOING CONCERN PRESENT VALUE ANALYSIS
($ IN THOUSANDS)


                                                                                                           VALUATION RANGE
                                                                                                  ---------------------------------
                                                                                                      LOW                  HIGH
                                                                                                  -----------           -----------
Stabilized Portfolio Valuation: 56 assets, 16,317 units (Methodology: Present Value)(1)           $ 1,795,236           $ 1,914,638

Unallocated Corporate G&A (Included Above)                                                                 --                    --
                                                                                                  -----------           -----------

Stabilized Portfolio Valuation after Allocation of Corporate G&A                                  $ 1,795,236           $ 1,914,638

Lease Up Portfolio: 3 assets, 927 units (Methodology: Cost plus 10% Developers Profit)                 75,359                75,359

Under Construction: 5 assets, 2,030 units (Methodology: Cost)                                         114,180               114,180

Land Rights Agreement (Methodology: Present Value)                                                     10,651                10,651

Value of Tax - Exempt Debt(2)                                                                          58,000                58,000
                                                                                                  -----------           -----------

TOTAL ENTERPRISE VALUE PRE BULK DISCOUNT                                                          $ 2,053,426           $ 2,172,828

Bulk Discount @10% of Enterprise Value(3)                                                            (205,343)             (217,283)
                                                                                                  -----------           -----------

TOTAL ENTERPRISE VALUE                                                                            $ 1,848,083           $ 1,955,545

Total Debt
   Existing Net Debt Outstanding(4)                                                                  (776,527)             (776,527)
   Preferred Securities Outstanding                                                                  (200,000)             (200,000)
                                                                                                  -----------           -----------

TOTAL EQUITY VALUE                                                                                $   871,556           $   979,018

Total Shares Outstanding                                                                               45,157                45,157

-----------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE PER SHARE(5)                                                                      $     19.30           $     21.68
-----------------------------------------------------------------------------------------------------------------------------------

(1) For purposes of this analysis, stabilized portfolio value based on present value analysis.

(2) Present value of interest expense savings (discounted at 7.15%) assuming 7.15% normalized interest rate.

(3) Discount due to lack of control, illiquidity and the size of the investment.

(4) Net Debt as of November 31, 1998 adjusted for Other Assets and Other Liabilities.

(5) This analysis does not include prepayment penalties and premiums required to retire existing debt and preferred stock.

PRIVATE MARKETS VALUATION

LIQUIDATION ANALYSIS
($ IN THOUSANDS)


                                                                                                    Valuation Range
                                                                                             -----------------------------
                                                                                                 Low              High
                                                                                             -----------       -----------
Stabilized Portfolio Valuation: 56 assets, 16,317 units (Methodology: Cap Rate) (1)          $ 2,026,086       $ 2,158,598

Effect of Property Tax Reassessment (Proposition 13)                                             (110,531)         (110,531)
                                                                                             -----------       -----------

Stabilized Portfolio Valuation after Property Tax Reassessment                               $ 1,915,554       $ 2,048,066

Lease Up Portfolio: 3 assets, 927 units  (Methodology: Cost plus 10% Developers Profit)           75,359            75,359

Under Construction: 5 assets, 2,030 units  (Methodology:  Cost)                                  114,180           114,180

Land Rights Agreement (Methodology: Present Value)                                                10,651            10,651

Value of Tax - Exempt Debt (2)                                                                    58,000            58,000
                                                                                             -----------       -----------

Total Enterprise Value - Pre Bulk Discount                                                   $ 2,173,744       $ 2,306,256

Bulk Discount @ 10% of Enterprise Value (3)                                                     (217,374)         (230,626)
                                                                                             -----------       -----------

Total Enterprise Value                                                                       $ 1,956,370       $ 2,075,631

Total Debt
   Existing Net Debt Outstanding (4)                                                            (776,527)         (776,527)
   Preferred Securities Outstanding                                                             (200,000)         (200,000)
                                                                                             -----------       -----------

Total Equity Value                                                                           $   979,843       $ 1,099,104

Total Shares Outstanding                                                                          45,157            45,157

--------------------------------------------------------------------------------------------------------------------------
Net Asset Value Per Share (5)                                                                $     21.70       $     24.34
--------------------------------------------------------------------------------------------------------------------------


(1) For purposes of this analysis, stabilized portfolio value based on cap rate analysis.

(2) Present value of interest expense savings (discounted at 7.15%) assuming 7.15% normalized interest rate.

(3) Discount for brokerage commission, legal fees, and overhead during liquidation and time value of money.

(4) Net Debt as of November 30, 1998 adjusted for Other Assets and Other Liabilities.

(5) This analysis does not include prepayment penalties and premiums required to retire existing debt and preferred stock.

PRIVATE MARKETS VALUATION

STABILIZED PORTFOLIO VALUATION
CAP RATE ANALYSIS

- NMS conducted site due diligence on approximately 45 of the subject multifamily complexes and 20 comparable multifamily complexes. In addition, NMS conducted interviews with TIC management, appraisers, and industry experts.

- NMS assigned a 1, 2 or 3 rating (i.e., 1 = highest quality, lowest cap rate, etc.) to each asset.

- In an effort to derive 1999E property level operating cash flow, NMS started with IAC's 1998E amounts (based on 10 month actuals and a 2 month forecast) and consistent with the IAC Preliminary 1999 Business Plan made the following assumptions:


                                                  1999 Assumptions
                                             -------------------------------
Revenue:
    Irvine Ranch                             5.0% Growth
    San Diego                                4.0% Growth
    Silicon Valley                           5.0% Growth
    West L.A.                                5.0% Growth
Operating Expenses:                          2.5% Growth on All Assets
FF&E Reserve:                                Normalized to 3.0% of Revenues


- Using comparable transactions, NMS assigned the following cap rates to each asset:


    Asset:          Cap Rate Range:
--------------      ---------------
Tier 1 Assets:           7.25%
Tier 2 Assets:           7.70%
Tier 3 Assets:           8.00%

PRIVATE MARKETS VALUATION

STABILIZED PORTFOLIO VALUATION
CAP RATE ANALYSIS

- The appraisers and local brokers indicate that these cap rates should be applied to run rate cash flow or last twelve months cash flow, and are not forward-looking cap rates. NMS derived a value for each stabilized asset by applying the appropriate cap rate to the 1998E and 1999E cash flows.

GOING CONCERN VALUATION


- Going concern corporate overhead is not allocated at the property level, and is estimated to be $9,041,000 in 1998 and projected to grow at 2.5% in 1999.

- Corporate overhead deducted from the NAV valuation is derived by capping the annual estimate at the blended portfolio cap rate of 7.62%.

- Assumes a bulk discount of 10% to enterprise value due to the size of the investment.



LIQUIDATION VALUATION


-     Liquidation Valuation deducts a property tax reassessment (Proposition 13)

- Assumes a bulk discount of 10% to account for brokerage commissions, legal fees, overhead during liquidation and time value of money.

PRIVATE MARKETS VALUATION
STABILIZED PORTFOLIO VALUATION
CAP RATE ANALYSIS


                                                             Year         1998         1998E
Prop #      Property Name                 Location           Built       # Units     Cash Flow
------      -------------                 --------           -----       -------     ---------
Tier 1
1       Baypointe                         Newport            1997           300          4,174
2       Newport Ridge                     Newport            1996           512          6,657
3       One Park Place (1)(2)             Irvine             1997           216             --
4       Promontory Point                  Newport            1974           520          7,100
5       Santa Clara                       Irvine             1996           378          4,106
6       Santa Rosa I                      Irvine             1996           368          3,703
7       Santa Rosa II (1)                 Irvine             1997           207             --
8       The Colony (1)                    Newport            1997           245             --
9       Villas at Renaissance (1)(2)      San Diego          1997           923             --
                                                                          -----       --------
Tier 1 Total                                                              3,669       $ 25,740

Tier 2
10      Amherst Court                     Irvine             1991           162          1,116
11      Berkeley Court                    Irvine             1986           152          1,290
12      Cedar Creek                       Irvine             1985           176          1,466
13      Cross Creek                       Irvine             1985           136          1,198
14      Dartmouth Court                   Irvine             1986           294          2,392
15      Newport North                     Newport            1986           570          5,330
16      Northwood Park                    Irvine             1985           168          1,353
17      Northwood Place                   Irvine             1986           604          5,007
18      Rancho Alisal                     Tustin             1988           356          2,898
19      Rancho Maderas                    Tustin             1989           266          2,442
20      Rancho Mariposa                   Tustin             1992           238          2,059
21      Rancho Monterey                   Tustin             1996           436          4,823
22      Rancho San Joaquin                Irvine             1976           368          3,211
23      Rancho Santa Fe (1)               Tustin             1997           316             --
24      Rancho Tierra                     Tustin             1989           252          2,497
25      San Carlo                         Irvine             1989           354          3,578
26      San Leon                          Irvine             1987           248          2,152
27      San Marco                         Irvine             1988           426          3,415
28      San Marino                        Irvine             1986           200          1,599
29      San Mateo                         Irvine             1990           283          2,143
30      San Paulo                         Irvine             1993           382          3,023
31      San Remo                          Irvine             1986           248          1,927
32      Santa Maria                       Irvine             1997           227          2,856
33      Sierra Vista                      Tustin             1992           306          2,736
34      Stanford Court                    Irvine             1985           320          2,659
35      The Parklands                     Irvine             1983           121          1,092


                                            1999E                      Value Range               Implied Value
Prop #      Property Name                 Cash Flow    Cap Rate   1998 CFLO   1999 CFLO            Per Unit
------      -------------                 ---------    --------   ---------   ---------          -------------
Tier 1
1       Baypointe                           4,255       7.25%       57,572        58,695           192           196
2       Newport Ridge                       6,850       7.25%       91,819        94,488           179           185
3       One Park Place (1)(2)                 784       7.25%       28,000        10,814           130            --
4       Promontory Point                    7,505       7.25%       97,936       103,524           188           199
5       Santa Clara                         4,215       7.25%       56,637        58,139           150           154
6       Santa Rosa I                        3,788       7.25%       51,075        52,244           139           142
7       Santa Rosa II (1)                   2,591       7.25%       26,631        35,741           129           173
8       The Colony (1)                      4,032       7.25%       45,633        55,614           186           227
9       Villas at Renaissance (1)(2)        9,455       7.25%      127,000       130,414           138           141
                                         --------       ----      --------      --------      --------      --------
Tier 1 Total                             $ 43,476       7.25%(3)  $582,303      $599,673      $    159      $    163

Tier 2
10      Amherst Court                       1,281       7.70%       14,494        16,640            89           103
11      Berkeley Court                      1,343       7.70%       16,751        17,441           110           115
12      Cedar Creek                         1,534       7.70%       19,041        19,925           108           113
13      Cross Creek                         1,248       7.70%       15,555        16,208           114           119
14      Dartmouth Court                     2,606       7.70%       31,068        33,847           106           115
15      Newport North                       5,789       7.70%       69,225        75,180           121           132
16      Northwood Park                      1,439       7.70%       17,577        18,691           105           111
17      Northwood Place                     5,328       7.70%       65,024        69,201           108           115
18      Rancho Alisal                       3,213       7.70%       37,637        41,722           106           117
19      Rancho Maderas                      2,571       7.70%       31,710        33,393           119           126
20      Rancho Mariposa                     2,135       7.70%       26,741        27,732           112           117
21      Rancho Monterey                     4,926       7.70%       62,643        63,973           144           147
22      Rancho San Joaquin                  3,363       7.70%       41,701        43,670           113           119
23      Rancho Santa Fe (1)                 3,742       7.70%       38,409        48,598           122           154
24      Rancho Tierra                       2,595       7.70%       32,426        33,695           129           134
25      San Carlo                           3,761       7.70%       46,472        48,838           131           138
26      San Leon                            2,279       7.70%       27,953        29,594           113           119
27      San Marco                           3,669       7.70%       44,349        47,644           104           112
28      San Marino                          1,691       7.70%       20,761        21,967           104           110
29      San Mateo                           2,249       7.70%       27,833        29,206            98           103
30      San Paulo                           3,198       7.70%       39,258        41,529           103           109
31      San Remo                            2,041       7.70%       25,022        26,507           101           107
32      Santa Maria                         2,941       7.70%       37,087        38,193           163           168
33      Sierra Vista                        2,980       7.70%       35,527        38,702           116           126
34      Stanford Court                      2,819       7.70%       34,539        36,611           108           114
35      The Parklands                       1,317       7.70%       14,182        17,098           117           141



(1)   1998 value based on total project costs.

(2)   Year built reflects acquisition dates.

(3)   Based on 1999 Cash Flow.

PRIVATE MARKETS VALUATION

STABILIZED PORTFOLIO VALUATION
CAP RATE ANALYSIS


                                                       Year            1998            1998E            1999E
Prop #     Property Name       Location                Built          # Units       Cash Flow         Cash Flow
------  ------------------     --------                -----          -------       ---------         ---------
36      Turtle Rock Canyon      Irvine                 1991             217            2,479            2,593
37      Turtle Rock Vista       Irvine                 1976             252            2,623            2,801
38      Villa Coronado          Irvine                 1996             513            5,454            5,643
39      Windwood Glen           Irvine                 1985             196            1,713            1,795
40      Windwood Knoll          Irvine                 1983             248            1,959            2,122
41      Woodbridge Oaks         Irvine                 1983             120            1,138            1,198
42      Woodbridge Pines        Irvine                 1976             220            1,546            1,812
43      Woodbridge Villas       Irvine                 1982             258            1,603            2,103
44      Woodbridge Willows      Irvine                 1984             200            1,632            1,717
                                                                      -----       ----------       ----------
Tier 2 Total                                                          9,833         $ 84,408         $ 93,842

Tier 3
45      Bayport                 Newport                1971             104              984            1,026
46      Bayview                 Newport                1971              64              677              744
47      Baywood                 Newport                1973             388            3,604            4,044
48      Columbia Court          Irvine                 1984              58              479              524
49      Cornell Court           Irvine                 1984             109            1,056            1,101
50      Deerfield               Irvine                 1975             288            1,944            2,301
51      Harvard Court           Irvine                 1986             112              961            1,000
52      Mariner Square          Newport                1969             114              972            1,089
53      Orchard Park            Irvine                 1982              60              536              567
54      Park West               Irvine                 1970             880            7,113            7,537
55      Parkwood                Irvine                 1974             296            2,255            2,448
56      The Hamptons (1)        Silicon Valley         1998             342               --            4,835
                                                                      -----       ----------       ----------

Tier 3 Total                                                          2,815          $20,579         $ 27,216
Total Portfolio                                                      16,317         $130,728         $164,534



                                                       Value Range                      Implied Value
Prop #     Property Name          Cap Rate      1998 CFLO        1999 CFLO                Per Unit
------  ------------------        --------      ---------        ---------    --------------------------
36      Turtle Rock Canyon        7.70%           32,193          33,676             148             155
37      Turtle Rock Vista         7.70%           34,063          36,379             135             144
38      Villa Coronado            7.70%           70,833          73,288             138             143
39      Windwood Glen             7.70%           22,241          23,317             113             119
40      Windwood Knoll            7.70%           25,435          27,553             103             111
41      Woodbridge Oaks           7.70%           14,778          15,562             123             130
42      Woodbridge Pines          7.70%           20,080          23,538              91             107
43      Woodbridge Villas         7.70%           20,819          27,307              81             106
44      Woodbridge Willows        7.70%           21,188          22,301             106             112
                                  ----        ----------      ----------      ----------      ----------
Tier 2 Total                      7.70%(3)    $1,134,617      $1,218,728            $115            $124

Tier 3
45      Bayport                   8.00%           12,296          12,830             118             123
46      Bayview                   8.00%            8,457           9,304             132             145
47      Baywood                   8.00%           45,049          50,545             116             130
48      Columbia Court            8.00%            5,988           6,552             103             113
49      Cornell Court             8.00%           13,204          13,757             121             126
50      Deerfield                 8.00%           24,297          28,758              84             100
51      Harvard Court             8.00%           12,010          12,503             107             112
52      Mariner Square            8.00%           12,152          13,608             107             119
53      Orchard Park              8.00%            6,696           7,085             112             118
54      Park West                 8.00%           88,907          94,214             101             107
55      Parkwood                  8.00%           28,186          30,597              95             103
56      The Hamptons (1)          8.00%           51,923          60,443             152             177
                                  ----        ----------      ----------      ----------      ----------

Tier 3 Total                      8.00%(3)    $  309,166      $  340,197            $110            $121
Total Portfolio                   7.62%(3)    $2,026,086      $2,158,598             124             132




(1)   1998 value based on total project costs.

(2)   Year built reflects acquisition dates.

(3)   Based on 1999 Cash Flow.

PRIVATE MARKETS VALUATION
STABILIZED PORTFOLIO VALUATION
PRESENT VALUE ANALYSIS

- NMS projected cash flows for the stabilized portfolio through 2008 and calculated a present value.

- NMS used the same assumptions for the future as found in the IAC 1999 Business Plan (dated October 1998)


                                                     1999                       2000                    2001-2008
Revenue:      Irvine Ranch                       5.0% growth                4.0% growth                3.0% growth
              San Diego                              4.0%                       4.0%                       3.0%
              Silicon Valley                         5.0%                       4.0%                       3.0%
              West L.A.                              5.0%                       4.0%                       3.0%

Operating Expenses and Corporate G&A:                2.5%                       2.8%                       2.8%

Other Assumptions:
FF&E Reserve             3.0% of revenues
Exit Cap Rate            1.0% higher than "going-in" cap rates
Discount Rates           11.0%, 12.0%, 13.0%

PRIVATE MARKETS VALUATION
STABILIZED PORTFOLIO VALUATION
PRESENT VALUE ANALYSIS
($ IN THOUSANDS)


---------------------------------------------------------------------------------------------------------------
Period                                          1             2             3             4             5
Year                                          1999          2000          2001          2002          2003
---------------------------------------------------------------------------------------------------------------
Total Cashflows (1)                      $   164,534     $ 171,907     $ 177,310     $ 182,882     $ 188,630

Terminal Value (2)
                                         ----------------------------------------------------------------------

Total Cashflows                          $   164,534     $ 171,907     $ 177,310     $ 182,882     $ 188,630

Corporate Overhead (2.8% Growth/Year)         (9,041)       (9,294)       (9,554)       (9,822)      (10,097)

Terminal Effect of Corporate Overhead
                                         ----------------------------------------------------------------------

Cashflow After Effect of Reassessment        155,493       162,613       167,755       173,060       178,533


------------------------------------------------------------------------------------------------------------
Period                                        6             7             8             9              10
Year                                        2004          2005          2006          2007            2008
------------------------------------------------------------------------------------------------------------
Total Cashflows (1)                      $ 194,559     $ 200,675     $ 206,984     $ 213,492     $   220,206

Terminal Value (2)                                                                                 2,615,341
                                        --------------------------------------------------------------------

Total Cashflows                          $ 194,559     $ 200,675     $ 206,984     $ 213,492     $ 2,835,546

Corporate Overhead (2.8% Growth/Year)      (10,380)      (10,670)      (10,969)      (11,276)        (11,592)

Terminal Effect of Corporate Overhead                                                               (138,242)
                                        --------------------------------------------------------------------

Cashflow After Effect of Reassessment      184,180       190,005       196,015       202,216       2,685,712



Total Asset Value
 PV @11.00%                  $1,914,638
 PV @12.00%                  $1,795,236
 PV @13.00%                  $1,685,715

(1)   After management fee and FF&E reserve.

(2) Terminal values calculated using cap rates on each asset that are 100 basis points greater than the "going-in" cap rates.

                                                                              26
PRIVATE MARKETS VALUATION
STABILIZED PORTFOLIO VALUATION
REPLACEMENT COST ANALYSIS
($ IN THOUSANDS)

- Based on IAC's experience with recently developed assets and assets under construction on the Irvine Ranch, NMS applied the range of costs to the total units in the stabilized portfolio.


     Property                                                First        Stabilized         Total          Total
       Name                   Location          Units      Occupancy       Occupancy      Cost ($000)      Cost/Unit
-----------------------      -----------       ------      ---------      ----------      -----------      ---------
Sonoma (Oak Creek I)         Irvine, CA          198         Aug-98         Mar-99         $ 25,361         $128,086
Britanny I (Oak Creek II)    Irvine, CA          393         Jan-99         May-00           44,607          113,504
Baypointe                    Newport, CA         300           1997           1998           32,928          109,760
Santa Rosa II                Irvine, CA          207           1997           1998           26,631          128,652
Santa Maria                  Irvine, CA          227           1997           1998           22,613           99,617
Rancho Santa Fe              Tustin, CA          316           1997           1998           38,409          121,547
                                               -----                                       --------         --------
                                               1,641                                       $190,549         $116,118


                                                                          Cost/Unit               Aggregate Value ($000)
                                                                  -------------------------      --------------------------
                                  Complexes           Units         Average        Median            Low            High
                                  ---------          ------       ---------      ----------      -----------    -----------
Stabilized IAC Portfolio              57             16,317       $  116,118     $  117,526      $ 1,894,691    $ 1,917,666

(1) This analyis considers constructing new assets with greater amenities (compared to the average age of the stabilized assets of 12 years with less amenities)

PRIVATE MARKETS VALUATION
LEASE-UP PORTFOLIO VALUATION
($ IN THOUSANDS)


- NMS valued the lease-up portfolio at costs incurred through November plus 10.0% profit increment.


    Property                                                      First       Stabilized       Total            Total
      Name                     Location               Units      Occupancy     Occupancy        Cost          Cost/Unit
---------------------        -------------            -----      ---------    ----------      --------        ---------
Sonoma                       Irvine, CA                198        Aug-98        Mar-99        $ 25,361        $128,086
Arcadia at Stonecrest        San Diego, CA             336        Jan-99        Oct-99          42,340         126,012
Britanny I                   Irvine, CA                393        Jan-99        May-00          44,607         113,504
                                                       ---                                    --------        --------
                                                       927                                    $112,308        $121,152

Less:  Unincurred Cost To Complete                                                              43,800
                                                                                              --------

Cost Incurred To Date                                                                         $ 68,508

Plus:  10.0% Developer's Profit                                                                  6,851
                                                                                              --------
Aggregate Value                                                                               $ 75,359
                                                                                              ========

PRIVATE MARKETS VALUATION
VALUATION OF ASSETS UNDER CONSTRUCTION
($ IN THOUSANDS)



- Since these assets were recently purchased in a competitive market process, NMS valued these assets at costs incurred to date.


   Property                                                         First       Stabilized         Total             Total
     Name                   Location                   Units      Occupancy     Occupancy          Cost            Cost/Unit
-------------------      ------------------           -----       ---------     ----------     ----------        ------------
Champagne Towers (1)     Santa Monica, CA               119         Sep-99        Jan-00           73,900            621,008
Olson Site               Silicon Valley, CA             298         Mar-00        Dec-00           40,947            137,406
Park Place Land (1)      Irvine, CA                   1,226         May-00        Sep-02          204,272            166,617
Bair Island              Silicon Valley, CA             155         Jun-99        Nov-99           35,756            230,684
Avventura                San Diego, CA                  232         Aug-99        Jan-00           44,170            190,388
                                                      -----                                    ----------       ------------
                                                      2,030                                    $  399,045       $    196,574

                         Less:  Unincurred Cost
                                To Complete                                                       284,865
                                                                                               ----------
                         Aggregate Value                                                       $  114,180
                                                                                               ==========


(1) Champagne Towers and Park Place represent 81% of the total and were both recently purchased in a competitive market process.

PRIVATE MARKETS VALUATION
LAND RIGHTS VALUATION METHODOLOGY


OVERVIEW:

- IAC has the exclusive right to acquire apartment land on the Irvine Ranch at 95% of fair market value. However, TIC is not obligated to offer land for development to IAC.

- The value of this right to IAC can be calculated by discounting the 5% benefit over the total existing inventory of multi-family land intended to be designated by TIC on the Irvine Ranch.


ASSUMPTIONS:

- Projected five year apartment development pipeline and therefore projected five year land sales are taken from the IAC 1999 Business Plan (dated October 1998).

-     Assumes $177MM in land sales over a five year period.

      * Assumes the following units per year-- Year 1: 1,476; Year 2: 559; Year 3: 1,075; Year 4: 1,558; Year 5: 1,220.

      * Average land cost per unit assumed to be $47,000 based on recent Irvine Ranch land appraisals.

      *     Annual value of benefit to IAC; $3.5MM, $1.3MM, $2.5MM, $3.7MM,
            $3.0MM.

-     A discount rate of 12% was used to calculate present value.

PRIVATE MARKETS VALUATION
LAND RIGHTS VALUATION
($ IN THOUSANDS)


                                        Year 1         Year 2         Year 3         Year 4         Year 5
                                       -------        -------        -------        -------        -------
Units Acquired (1)                       1,476            559          1,075          1,558          1,220
Average Land Value Per Unit (2)             47             49             51             53             55

Appraised Value                        $69,372        $27,324        $54,648        $82,369        $67,080
Land Cost to IAC (3)                    65,903         25,958         51,915         78,251         63,726
                                       -------        -------        -------        -------        -------
  Annual Savings to IAC                $ 3,469        $ 1,366        $ 2,732        $ 4,118        $ 3,354


                                                                                     Discount                   Per
                                                                                      Rate          Value      Share
                                                                                     --------       -----      -----
                                                                                      12.0%        $10,651     $0.24
                                                                                      14.0%        $10,119     $0.22
                                                                                      16.0%        $ 9,627     $0.21

(1)   Per IAC Business Plan.

(2) Based on recent Irvine Ranch land appraisals, including Bonita Canyon (2 and 3) and Park Place.

(3)   Assumes 5% discount to Appraised Value.

PRIVATE MARKETS VALUATION
ANALYSIS OF OTHER ASSETS AND LIABILITIES
($ IN THOUSANDS)


                                                   November 30,
                                                     1998 (1)
                                                   ------------
Other Assets
Cash and Cash Equivalents                           $  19,049
Other Assets                                           14,396
                                                    ---------

 Total Other Assets                                 $  33,445

Other Liabilities
Accounts Payable and Accrued Liabilities            $  44,985
Security Deposits                                       9,446
Dividends and Distributions Payable                     3,403
                                                    ---------

 Total Other Liabilities                            $  57,834

Total Debt
Tax-Exempt Mortgage Bond Financings                 $  18,000
Conventional Mortgage Financings                      129,775
Mortgage Notes Payable to The Irvine Company           49,592
Tax-Exempt Assessment District Debt                    21,306
Unsecured Tax-Exempt Bond Financings                  334,190
Unsecured Term Loan                                   100,000
Unsecured Notes Payable                                99,275
                                                    ---------

 Total Debt                                         $ 752,138

Other Assets and Liabilities                          (24,389)
                                                    ---------

 Net Debt                                           $ 776,527
                                                    =========

Preferred A (Toprs)                                   150,000

Preferred B (Greene Street Exchange Fund)              50,000
                                                    ---------

 Total Debt and Preferred                           $ 976,527
                                                    =========


(1)   Source: November 30, 1998 Balance Sheet

PRIVATE MARKETS VALUATION
PROPERTY TAX REASSESSMENT ANALYSIS
($ IN THOUSANDS)

- Assuming a sale of individual IAC properties, a property tax reassessment (per Proposition 13) would have an $8.4 million negative impact to cash flow.


Equity value @ $32.50/share               1,469
Add: Liabilities                            984
Less: Other Assets                          (20)
                                         ------
Net Asset Value                           2,433
Less: Current Assessed Value              1,614
Property Tax Increased Assessment           818
Ad Valorem Tax Rate                        1.03%
Property Tax Reassessed Increase            8.4
Capped @ 7.62%                            110.6
Per Share Impact                           2.45

PRIVATE MARKETS VALUATION
COMPARABLE SALES TRANSACTIONS


                                                                        Number Units/        NRA
Name/ Location                  City            Sale Date       Age       Land Ac        Average Size
--------------                  ----            ---------       ---     ------------     ------------
One Park Place                 Irvine             Oct-98         N/A          216              N/A
                                                                              N/A              N/A
The Lakes at South Coast       Costa Mesa         Aug-98          13          770          716,080
                                                                            14.13              930
The Resorts                    Aliso Viejo        Jul-98       7 & 8        1,609        2,133,560
                                                                            96.55            1,326

                                                 -------------------------------------------------------
                                                 Average         10           865        1,424,820
                                                 Median          10           770        1,424,820
                                                 -------------------------------------------------------
                            Adjusted cap rate for IAC assets based upon current market conditions: 7.25%


                                   Sale
Name/ Location                     Price           Price/Unit     Price/SF           Cap Rate
--------------                  ------------       ----------     --------           --------
One Park Place                  $ 28,000,000        $129,630         N/A              8.3%(1)

The Lakes at South Coast        $114,000,000        $148,052        $159              6.6%(1)

The Resorts                     $198,600,479        $123,431        $107              5.8%


                               --------------------------------------------------------------
                                $113,533,493        $133,704        $133              6.9%
                                $114,000,000        $129,630        $133              6.6%
                               --------------------------------------------------------------
                 Adjusted cap rate for IAC assets based upon current market conditions: 7.25%


Villas Alliento                Rancho Santa       Oct-98          10         225         164,484
                                 Margarita
                                                                           11.30             731
Laguna Brisas Apartments       Laguna Niguel      Feb-98          12         175         174,843
                                                                                             999
Sea Terrace Apartments         Dana Point         May-97          26         208         183,820
                                                                           11.88             884
Villa Serena Apartments        Rancho Santa       Apr-97           9         301         229,593
                                 Margarita
                                                                           14.29             763
Toscana Apartments             Irvine             Feb-97           5         563         501,337
                                                                           11.64             890
                                                 -----------------------------------------------
                                                 Average          13         294         250,815
                                                 Median         10.5         225         183,820
                                                 -----------------------------------------------
                     Adjusted cap rate for IAC assets based upon current market conditions: 7.70%

Villas Alliento                    $14,450,000      $64,222         $88         9.0%


Laguna Brisas Apartments           $16,750,000      $95,714         $96         7.4%

Sea Terrace Apartments             $19,450,000      $93,510        $106         7.2%(2)

Villa Serena Apartments            $17,710,000      $58,837         $77         7.2%


Toscana Apartments                 $51,250,000      $91,030        $102         8.3%

                                   -------------------------------------------------
                                   $23,922,000      $80,663         $94         7.8%
                                   $17,710,000      $91,030         $96         7.4%
                                   -------------------------------------------------
        Adjusted cap rate for IAC assets based upon current market conditions: 7.70%






Oasis Martinque                Costa Mesa         Oct-97          10         713         642,249
                                                                           13.88             901
Sea Palms Village              Costa Mesa         Jun-97           8         146         130,053
                                                                            4.77             893
Crown Terrace Apartments       Laguna Niguel      Mar-97          13         176         175,296
                                                                           19.43             996
Woodbridge Meadows             Irvine             Feb-97          18         375         299,318
                                                                           17.80             798
Mill Creek                     Costa Mesa         Jul-96          25         258         208,333
                                                                                             807
                                                 -----------------------------------------------
                                                 Average          15         334         291,050
                                                 Median           13         258         208,333
                                                 -----------------------------------------------

Adjusted cap rate for IAC assets based upon current market conditions: 8.00%


Oasis Martinque                      $67,500,000      $94,670        $105         7.6%

Sea Palms Village                    $11,550,000      $79,347         $89         9.8%

Crown Terrace Apartments             $12,305,000      $69,915         $70         8.0%

Woodbridge Meadows                   $29,158,000      $77,755         $97         7.8%

Mill Creek                           $17,500,000      $67,829         $84         8.0%
                                     -------------------------------------------------
                                     $27,602,600      $77,903         $89         8.2%
                                     $17,500,000      $77,755         $89         8.0%
                                     -------------------------------------------------

Adjusted cap rate for IAC assets based upon current market conditions: 8.00%



(1)   Includes benefit of existing tax-exempt financing.

(2) Cap rate increased for favorable financing and revenues adjusted to reflect actual occupancy.